Exhibit 99.1

William Hague Joins Board of Directors of Intercontinental Exchange;

Named Incoming Chairman of ICE Futures Europe

LONDON & ATLANTA, September 17, 2015 – Intercontinental Exchange (NYSE: ICE), the leading global network of exchanges and clearing houses, today announced that Right Honourable William Hague has joined the Boards of Intercontinental Exchange, Inc. and ICE Futures Europe. Mr. Hague will assume the role of Chairman of ICE Futures Europe in January of 2016, succeeding Sir Bob Reid who is retiring from that role after 16 years of service. Sir Bob Reid continues as the Chairman of ICE Clear Europe through 2015.

Mr. Hague served as a Member of the UK Parliament from 1989 to 2015. He entered the UK Cabinet in 1995 and led the Conservative Party from 1997 to 2001. From 2010 to 2014 he served as First Secretary of State and Foreign Secretary and between 2014 and 2015 he was the First Secretary of State and Leader of the House of Commons. He was nominated for a life peerage in August 2015.

Sir Bob became Chairman of ICE Futures Europe, then known as the International Petroleum Exchange, in 1999 where he oversaw the exchange’s demutualization, its acquisition by ICE, and its transition to a global marketplace serving a range of asset classes.

Jeffrey C. Sprecher, Chairman and Chief Executive Officer of Intercontinental Exchange recognized both individuals for their leadership.

“On behalf of the board, I would like to thank Sir Bob for his tireless energy, commitment and dedication to the exchange, our customers and shareholders over the last 16 years,” Sprecher said. “His guidance helped to create one of the world’s leading futures exchanges.”

“We welcome William as incoming Chairman of ICE Futures Europe and to the Intercontinental Exchange board. He brings a unique combination of governmental experience and a deep understanding of business. Our markets will benefit from Mr. Hague’s private and public sector expertise as we seek to continue to grow by serving our customers in new ways.”

Mr. Hague commented on the opportunity to serve in both capacities.

“I am delighted to be joining ICE, both to chair London’s largest derivatives exchange and to join the board of one of the world’s leading exchange groups,” Mr. Hague said.

“Jeff and his colleagues have turned what was a start-up in the year 2000 to one of the industry leaders, with an outstanding track record of innovation. ICE’s exchanges and clearing houses provide customers with transparency and liquidity; and the company is well-positioned to meet the regulatory demands for a more resilient financial system as markets become ever more globalised. I’m looking forward to working with Jeff and the rest of the ICE team around the world as the business moves into the next phase of its growth.”

About ICE Futures Europe

ICE Futures Europe was founded as the International Petroleum Exchange in 1981. Since its acquisition by ICE in 2001 it has grown to become one of the largest, multi-asset derivatives exchanges in the world. The exchange became fully electronic in 2005. As well as hosting ICE Brent and ICE Gasoil, the world’s leading crude and refined oil futures benchmarks, the exchange operates the world’s largest carbon market, and offers contracts in a range of other commodities. Following Intercontinental Exchange’s acquisition of NYSE Euronext in 2013, ICE Futures Europe now offers a range of interest rate contracts including Euribor, Short Sterling and Gilt futures, as well as an extensive range of equity derivatives, which were previously provided at LIFFE.

About Intercontinental Exchange

Intercontinental Exchange (NYSE:ICE) operates the leading network of regulated exchanges and clearing houses. ICE’s futures exchanges and clearing houses serve global commodity and financial markets, providing risk management and capital efficiency. The New York Stock Exchange is the world leader in capital raising and equities trading.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE and New York Stock Exchange. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located at www.intercontinentalexchange.com/terms-of-use

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 - Statements in this press release regarding ICE's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in ICE's Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on February 5, 2015.

SOURCE: Intercontinental Exchange

ICE-CORP

[Reference to photos of Sir Reid and Mr. Hague]

Media Contact:

Claire Miller

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claire.miller@theice.com

Investor Contact:

Kelly Loeffler

+1 770 857 4726

kelly.loeffler@theice.com